                                                                    EXHIBIT 10.2
                                                                    ------------

                                     LEASE

                                BY AND BETWEEN

             GARRET MOUNTAIN OFFICE CENTER ASSOCIATES-I, Landlord


                                     -and-


               NORTH AMERICAN INTEGRATED MARKETING, INC., Tenant





                           Dated: February 21, 1997
                                  -----------


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                           INTENTIONALLY LEFT BLANK

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         Garret Mountain Office Center Associates-I, c/o Mountain Development
Corp., Managing Agent, 3 Garret Mountain Plaza, West Paterson, New Jersey 07424 (hereinafter referred to as "Landlord"), and North American Integrated Marketing, Inc., a corporation of the State of Delaware, whose address is 999 McBride Avenue, West Paterson, New Jersey 07424 (hereinafter referred to as "Tenant").


                                   PREAMBLE

                    BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

         (1) Additional Rent: All sums in addition to Term Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

         (2)    Base Period Costs: As to the following:

                (A) Base Operating Costs: Those costs incurred during Calendar Year 1997.

                (B) Base Real Estate Taxes: Those Real Estate Taxes assessed against the Building and Office Building Area during Calendar Year 1997.

         (3)    Broker: Cushman and Wakefield of New Jersey, Inc.

         (4) Building: The building located at 3 Garret Mountain Plaza, West Paterson, New Jersey.

         (5)    Building Holidays: Those shown on Exhibit E.

         (6) Commencement Date: March 1, 1997 and shall for purposes hereof be subject to Sections 26 and 41 hereof.

         (7) Demised Premises or Premises: Approximately 9337 gross rentable square feet on the second floor as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Subsection 40(B).

         (8) Expiration Date: At 11:59 p.m. on the day immediately preceding the sixty third (63rd) month anniversary of the Commencement Date.

         (9) Exhibits: The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

                Exhibit A                        Premises
                Exhibit B                        Rules and Regulations
                Exhibit C                        Landlord's Work
                Exhibit D                        Cleaning Services
                Exhibit E                        Building Holidays

         (10) Term Basic Rent: Seven Hundred Ninety Three Thousand Six Hundred Forty Five and 00/100 ($793,645.00) Dollars.


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                (A)   Annual Basic Rent:

                One Hundred Forty Nine Thousand Three Hundred Ninety Two and
                      00/100 ($149,392.00) Dollars during months Four (4) through Fifteen (15) of the Lease Term;
                One Hundred Fifty Four Thousand Sixty and 50/100 ($154,060.50)
                      Dollars during months Sixteen (16) through Twenty Seven
                      (27) of the Lease Term;
                One Hundred Fifty Eight Thousand Seven Hundred Twenty Nine and
                      00/100 ($158,729.00) Dollars during months Twenty Eight
                      (28) through Thirty Nine (39) of the Lease Term;
                One Hundred Sixty Three Thousand Three Hundred Ninety Seven and
                      50/100 ($163,397.50) Dollars during months Forty (40) through Fifty One (51) of the Lease Term;
                One Hundred Sixty Eight Thousand Sixty Six and 00/100
                      ($168,066.00) Dollars during months Fifty Two (52) through Sixty Three (63) of the Lease Term;

                (B)   Monthly Basic Rent:

                Twelve Thousand Four Hundred Forty Nine and 33/100 ($12,449.3)
                      Dollars during months Four (4) through Fifteen (15) of the Lease Term;
                Twelve Thousand Eight Hundred Thirty Eight and 38/100
                      ($12,838.38) Dollars during months Sixteen (16) through Twenty Seven (27) of the Lease Term;
                Thirteen Thousand Two Hundred Twenty Seven and 42/100
                      ($13,227.42) Dollars during months Twenty Eight (28) through Thirty Nine (39) of the Lease Term;
                Thirteen Thousand Six Hundred Sixteen and 46/100 ($13,616.46)
                      Dollars during months Forty (40) through Fifty One (51) of the Lease Term;
                Fourteen Thousand Five and 50/100 ($14,005.50) Dollars during months Fifty Two (52) through Sixty Three (63) of the Lease Term;

         (11) Tenant's Percentage: 7.5 (%) percent subject to adjustment as provided for in Subsection 40(A).

         (12) Office Building Area: Lot 1, Block 32, on the tax map of the Borough of West Paterson, Passaic County, New Jersey.

         (13) Parking Spaces: Tenant shall be granted the right to park Twenty Four (24) cars in the Building's unreserved parking areas and the right to park Eight (8) cars in the Building's assigned parking areas, which Eight (8) spaces shall be reserved and assigned by Landlord and at least Five (5) of which (the reserved spaces) shall be under the covered section of the Building.

         (14)   Permitted Uses: Administrative office use and nothing else.

         (15) Security Deposit: Thirty Six Thousand Five Hundred and 00/100 ($36,500) Dollars, of which, provided Tenant is not in default of any of the terms and conditions of the Lease, Eleven Thousand Six Hundred Thirty Six and 29/100 ($11,636.29) Dollars shall be returned to Tenant as a credit against Rent due for the thirteenth lease month and further of which, if Tenant is not in default of any of the terms and conditions of the Lease, an additional Eleven Thousand Six Hundred Thirty Six and 29/100 ($11,636.29) Dollars shall be returned to Tenant as a credit against Rent due for the twenty fifth lease month leaving a balance of Thirteen Thousand Two Hundred Twenty Seven and 42/100 ($13,227.42) Dollars for the remainder of the Term.

         (16)   Term: Sixty Three (63) months from the Commencement Date.

         (17) Rent Concession: Provided Tenant is not in default of any of the terms and conditions of this Lease, Tenant shall be permitted to use and occupy the premises for the first three (3) months of the Lease Term without the obligation to pay Monthly Basic Rent to Landlord although Tenant shall be


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                required to pay all other sums due and owing to Landlord under this Lease (specifically including electric charges).

         (18) Electric Charges: Tenant shall pay to Landlord the sum of Eleven Thousand Six Hundred Seventy One and 25/100 ($11,671.25) Dollars per annum in equal monthly installments of Nine Hundred Seventy Two and 60/100 ($972.60) Dollars on account of electric consumption in the Premises. Such charges shall be subject to survey as described herein.

         (19) Option to Renew: Tenant shall be granted the one (1) time right to renew this Lease for an additional term of Five (5) years upon the same term and conditions as contained in this Lease except that Basic Rent shall be calculated at the rate of Nineteen ($19.00) Dollars per rentable square foot in the first lease year of the renewal term, Twenty ($20.00) Dollars per rentable square foot per annum during the second lease year of the renewal term and Twenty One ($21.00) Dollars per rentable square foot per annum during the third, fourth and fifth lease years of the renewal term and there shall be no rent concession to Tenant and no obligation by Landlord to provide any improvements to the Premises. This Renewal Option is conditioned upon both of the following (a) Tenant shall exercise its option to renew by delivering to Landlord written notice of same at least one year prior to the expiration date of the Lease Term and (b) provided that Tenant is not in default of any of the terms and conditions of this Lease.

         (20) Right of First Refusal: Provided this Lease is in full force and effect without default by Tenant, Landlord agrees that prior to renting the suite currently let to Cytec Industries Inc., more particularly described on attached Exhibit "F", Landlord will submit to Tenant a copy of the terms of the proposed lease which Landlord is willing to accept from the third party (the "Offered Terms Sheet"). On or before the fifth business day after the date of such submission, Tenant will have the right (the "First Refusal Right") to send Landlord notice stating that Tenant elects to rent the First Refusal Space upon the identical terms and conditions set forth in the Offered Terms Sheet. Such notice shall be postmarked within the five day period and sent in accordance with the provisions of this Lease.

                                 If Tenant duly and timely exercises the First
               Refusal Right Landlord and Tenant will promptly enter into a lease for the First Refusal Space (the "New Lease") based upon the Terms of the Offered Term Sheet, and where applicable and not in conflict with the Offered Term Sheet, the terms of this Lease. If for any reason, Tenant fails to duly and timely exercise the First Refusal Right, or if Tenant properly exercises it but thereafter, for any reason, other than Landlord's fault, does not timely enter into the New Lease, Landlord shall be free to rent the First Refusal Space to another tenant on the basis set forth on the Offered Term Sheet and the First Refusal Right and the Landlord's obligation under this section shall be null and void and without further force and effect throughout the remainder of the term of this Lease and any extensions thereof.

                                 Tenant agrees that any default under this Lease
               shall be deemed a default under the New Lease.


                                  WITNESSETH:


         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

         1. DESCRIPTION. Landlord hereby leases to Tenant hereby hires from Landlord, the Demised Premises as defined in the Preamble (hereinafter called "Demised Premises" or "Premises") which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble (hereinafter called the "Building"), which is situated


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on the office Building Area as defined in the Preamble (hereinafter called
"Office Building Area"), together with the right to use in common with other tenants of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

         2. TERM. The Premises are leased for the Term to commence on the Commencement Date, and to end at 11:59 p.m. on the Expiration Date, all as defined in the Preamble.

         3. BASIC RENT. The Tenant shall pay to Landlord during the Term the Term Basic Rent as defined in the Preamble (hereinafter called "Term Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Basic Rent shall accrue at the Annual Basic Rent rate as defined in the Preamble and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Monthly Basic Rent as defined in the preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Landlord acknowledges receipt from Tenant of the first installment of Monthly Basic Rent by check, subject to collection, for the first month of the Lease Term. Tenant shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set off. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

         4. USE AND OCCUPANCY. Tenant shall use and occupy Premises for the Permitted Use as defined in the Preamble and for no other purpose.

         5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Tenant covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Tenant's use of the Premises; this covenant to survive the expiration or sooner termination of the Lease. Landlord shall, at Tenant's expense, make all necessary repairs to the Premises. Landlord shall make all necessary repairs to the Common Facilities, to include the structural portions of the Building and to the Building systems (including the heating, ventilating and air conditioning, electrical and plumbing lines) unless said systems service only the Premises, and to the parking areas, if any, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, in which event Landlord shall nevertheless make the repair but Tenant shall pay to Landlord, as Additional Rent, immediately upon demand, the cost therefor. All improvements made by Tenant to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation, whether paid for in whole or in part by Tenant shall be and remain a part of the Premises and the property of Landlord. Not later than the last day of the Term, Tenant shall, at Tenant's expense, remove all Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, cabinetwork, movable paneling, partitions and the like and repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements casualty, or other cause not due to the misuse or neglect by Tenant, Tenant's agents, servants, visitors or licenses excepted. All other property of Tenant remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense.

         Tenant acknowledges the existence of environmental laws, rules and regulations, including but no limited to the provisions of ISRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations. Tenant represents to Landlord that Tenant's Standard Industrial Classification
(SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ISRA applicability. Any change by Tenant


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to an operation with an SIC Number subject to ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

         Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA occasioned by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and the requirements of the New Jersey Department of Environmental Protection and Energy ("NJDEPE") under ISRA as they are issued or received by the Tenant.

         Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to the present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup
                            ------
Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. and/or the Industrial
                                                 ------
Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., ant rules or regulations promulgated
                                   ------
thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

         In the event Tenant fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the lease and as a consequence thereof Landlord is unable to rent the Demised Premises, then the Landlord shall treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitle to all remedies against the Tenant provided by law in that situation including a monthly rental of two hundred (200%) percent of the Monthly Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required clean-up has been successfully completed.

         Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

         6. ALTERATIONS ADDITIONS OR IMPROVEMENTS. Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements in, to or about the Premises.

         7. ASSIGNMENT AND SUBLEASE. Tenant may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Section 7:

                (A) In the event that Tenant desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Landlord in writing not less than thirty (30) days prior to the effective date


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         of any such sublease or assignment, and, prior to such effective date,
         Landlord shall have the option, exercisable in writing to Tenant, to recapture the within Lease so that such prospective subtenant or assignee shall then become the sole Tenant of Landlord hereunder, or alternatively to recapture said space, and the within Tenant shall be fully released from any and all obligations hereunder.

                (B) In the event that Landlord elects not to recapture the Lease as hereinabove provided, Tenant may nevertheless assign this lease or sublet the whole or any portion of the Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, trust deed holder or ground Landlord, on the he basis of the following terms and conditions.

                         (1) The Tenant shall provide to Landlord the name and address of the assignee or Subtenant and complete audited financial statement of the proposed subtenant or assignee. Such subtenant and assignee shall be of a financial condition and character acceptable to Landlord.

                         (2) The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution. Any sublease shall expressly acknowledge that said Subtenant's rights against the Landlord shall be no greater than those of the Tenant.

                         (3) The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Term Basic Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                         (4) The Tenant and any assignee shall promptly pay to Landlord any consideration received for any assignment or all of the Rent (Basic and Additional), as and when received, in excess of the Term Basic Rent and Additional Rent required to be paid by Tenant for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Tenant has leased.

                         (5) In any event, the acceptance by Landlord of any Rent (Basic and Additional) from the assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                         (6) Landlord shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same.

                         (7) Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

                (C) sublet or assignment to an affiliated company, shall not be subject to the provisions of Subsections 7(A), 7(B)(4) or 7(B)(6) hereof and shall not require Landlord's prior written consent, but all other provisions of this Section shall apply.

                (D) In the event that any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises

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         and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition or such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                         Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

                (E) Without limiting any of the provisions of Sections 11 and 12, if pursuant to the Federal Bankruptcy Code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Landlord declines the right provided it in Subsection 7(D) hereof and Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to one
         (1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Landlord), which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in
         Section 15.

                (F) Except as specifically set forth above, no portion of the Demised Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

                (G) If Tenant is a corporation and if at any time during the Lease Term the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock except as the result of transfers by bequest or inheritance), Tenant covenants to notify Landlord of any such transfer and such transfer shall be deemed an assignment of this Lease. In the event of such transfer, Landlord may either (a) not unreasonably withhold its consent thereto or (b) terminate this Lease by notice to Tenant to be effective ninety (90) days after service. This Section shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized stock exchange, trades by the interdealer quotation system or on an OTC basis. For the purposes of this Section 7(G), stock ownership shall be determined in a accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.


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         8. COMPLIANCE WITH RULES AND REGULATIONS. Tenant shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building.

         9. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more than Fifty Thousand and 00/100 $50,000.00 Dollars occurs within the last twelve (12) months of the Term, then Landlord may, no later than the sixtieth
(60th) day following the damage, give Tenant a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter; and the Term Basic Rent and any Additional Rent shall be apportioned as of the date of said surrender, and any Term Basic Rent or any Additional Rent paid for any period beyond the latter of the thirtieth
(30th) day after said notice or the date Tenant surrenders possession shall be repaid to Tenant. If the cost of restoration shall not entitle Landlord to terminate this Lease or if, despite the cost, Landlord does not elect to terminate this Lease pursuant to any right contained herein or if Landlord shall have no such right, Landlord shall restore the Building and the Premises with reasonable promptness, subject to force Majeure, as hereinafter defined and subject to the availability and adequacy of the insurance proceeds and Tenant shall have no right to terminate this Lease, except as specifically set forth above. Landlord need not restore fixtures and improvements owned by Tenant.

                         In any case in which use of the Premises is affected by
any damage to the Building, there shall be either an abatement or an equitable reduction in Term Basic Rent and an equitable reduction in the Base Period Costs as established in Section 22 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section shall include repairs. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction in Term Basic Rent, except to the extent of any rent insurance received by Landlord.

                         Except as provided in Section 5 hereof, notwithstanding
the provisions of this Section of the Lease or any other provision of the Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Tenant, waives all claims against any tenant of the Building that has similarly waived claims against such Tenant) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant(s) in the Building that has waived subrogation against the Tenant) for loss or damage within the scope of such insurance.

         10. EMINENT DOMAIN. If Tenant's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this lease shall terminate on the date when title vests pursuant to such taking. The Term Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Term Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Tenant. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Term Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become
Landlord's property, and for moving expenses, provided the same shall in no way affect or diminish Landlord's award.

           11. INSOLVENCY OF TENANT. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act, shall constitute a default of this Lease by Tenant, and Landlord may terminate this Lease forthwith and upon notice of such termination Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord nut Tenant shall remain liable as hereinafter provided in Section 13 hereof.

           12. LANDLORD'S REMEDIES ON DEFAULT. If Tenant defaults in the payment of Term Basic Rent, or any Additional Rent, or defaults pursuant to Subsection 29(A)(5) hereof or defaults in the in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Landlord may give Tenant notice of such default, and if Tenant does not cure any Term Basic Rent or Additional Rent default within five
(5) days of the giving of such notice or the default pursuant to Subsection 29(A)(5) within forty-eight (48) hours of the giving of such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such fifteen (15) days thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease on not less than ten (10) day's notice to Tenant, and on the date specified in said notice, Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord pursuant to Sections 11 or 12 hereof, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.

           13. DEFICIENCY. In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Landlord's option, and receive the Term Basic Rent or Additional Rent therefor. Term Basic Rent and Additional Rent so received shall be applied first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has relet, to pay to Landlord damages equal to the Term Basic Rent and Additional Rent and other sums herein agreed to be paid by Tenant, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Tenant on the several rent days above specified, Tenant shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Tenant's obligation for Term Basic Rent or Additional Rent or damages herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the Term Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder.

               Alternatively, in any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may at Landlord's option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Tenant, as damages for such breach, in addition to such other sums herein agreed to be paid by


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

Tenant, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Term Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the Term demised, as the same may have been extended or renewed, and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and computation of such damages, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

                     Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in the Landlord recovering possession of the Demised Premises, Landlord shall be under no duty to mitigate Tenant's damages as provided for in this Section 13.

                     Landlord's remedies hereunder are in addition to any remedy allowed by law.

                     Tenant agrees to pay, as Additional Rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

           14. SUBORDINATION OF LEASE. This Lease and any option contained herein shall, at Landlord's option, or at the option of any holder of any underlying lease or holder of any first mortgage or first trust deed, be subject and subordinate to any such underlying leases and to any such first mortgage or first trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or first trust deed. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage or first trust deed or by and of the Landlords under such underlying leases. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument for Tenant. If any underlying lease to which this Lease is subject terminates, Tenant shall, on timely request, attorn to the owner of the reversion.

           15. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit as defined in the Preamble for the full and faithful performance of Tenant's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Landlord as herein provided. If Landlord applies any part of said deposit to cure any default of Tenant, Tenant shall on demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the security to the vendee and Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new Landlord for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The Security Deposit, plus any interest accrued thereupon, (less any portions thereof used applied or retained by Landlord in accordance with the provisions of this Section 15), shall be returned to Tenant provided Tenant has fully and faithfully complied with this Lease throughout its Term in accordance with the provisions of this Lease. Tenant covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Landlord shall not be bound by any such assignment, encumbrance or attempt thereof.

                     In the event of the insolvency of Tenant, or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Landlord may require the Tenant to deposit additional security in the amount specified in Section 7(E) to adequately assure Tenant's performance of all of its obligations under this Lease including all payments

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

subsequently accruing. Failure to Tenant to deposit the security required by this Section with ten (10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

           16. RIGHT TO CURE TENANT'S BREACH. If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including reasonable attorneys' fees, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed Additional Rent payable on demand.

           17. MECHANIC'S LIENS. Tenant shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying Landlord in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any Notice of Intention, mechanic's or other lien, charge, or order for the payment of money or other encumbrance shall be filed against Landlord and/or any ground or underlying Landlord and/or any portion of the Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and Tenant shall indemnify and save harmless Landlord and all ground and underlying Landlord(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant of any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, and hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

           18. RIGHT TO INSPECT AND REPAIR. Landlord may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable. Tenant shall have no claims or cause of action against Landlord by reason thereof.

           19. SERVICES TO BE PROVIDED BY LANDLORD. Subject to intervening laws, ordinances, regulations and executive orders, while Tenant is not in default under any of the provisions of this Lease, Landlord agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof:

                     (A) The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Tenant shall pay the cost of all other cleaning services required by Tenant.

                     (B) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season together with Common Facilities lighting and electric energy all during "Building Hours," as hereinafter defined.

                     (C) Cold and hot water for drinking and lavatory purposes.

                     (D) Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof).

                     (E) Restroom supplies and exterior window cleaning when reasonably required.

           20. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in


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

the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Tenant to any claim against Landlord or to any abatement of Term Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take measures as may be reasonable under the circumstances to restore the service or if any such service shall be interrupted for more than thirty (30) days, subject to Force Majeure. If Landlord fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Tenant's remedies shall be limited to an equitable abatement of Term Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period, to the extend such Premises are not reasonably usable by Tenant or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant, or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of Term Basic Rent and Additional Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The remedies provided for in this Section 20 shall be Tenant's sole remedies for any interruption of service or use as described above.

           21. ELECTRICITY. During the course of this Lease, from time to time, however not more than once per year, Tenant's consumption of electricity shall be computed by an independent electrical engineer or consultant retained by Landlord, after surveying Tenant's electrical equipment (including lights) and the use thereof. Until such time as such survey is performed, if at all, or until Tenant decides to purchase electricity directly from the utility company, if at all, Tenant shall pay Landlord, beginning on the Commencement Date, for the electricity consumed in the Premises at the rate described in the preamble. Upon completion of the survey, Landlord and Tenant shall promptly and retroactively adjust this amount, depending upon the results of such survey. In the event that the electric rates charged to Landlord are increased, the Electricity Charge shall be increased as determined by the applicable public utility rate schedule in effect after such increase, as applied to Tenant's consumption as set forth herein. Tenant shall immediately notify Landlord of any additional equipment placed within the Premises, or change in use, which would in any manner increase Tenant's use of electricity. Landlord shall then conduct a new survey, at Tenant's expense, to ascertain the amount of the increased usage. Tenant, solely at its own expense, may arrange for a second survey of its electric usage. In the event that Owner and Tenant do not agree on the results of said second survey, the matter shall be submitted to an independent electrical engineer or consultant chosen by the engineers who conducted the initial survey (arranged by Landlord) and the second survey (arranged by Tenant), whose determination shall be final. The cost of such third survey shall be shared equally by Landlord and Tenant. Tenant covenants and agrees that at all times its use of electrical current shall not exceed the capacity of existing feeders to the building or the risers, conduits, or wiring installed in the building, and Tenant shall not use any electrical equipment which, in Landlord's opinion reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility company servicing the building or for any other reason, unless such failure in electric service is caused by the negligent or intentional act or omission of Owner or any of its employees agents, servants or contractors. Electrical energy consumed by Tenant in the Premises may be separately metered and purchased by Tenant directly from the utility company supplying electricity to the building, at Tenant's option and cost, subject to Landlord's consent regarding the performance of any improvements required to effectuate such separate metering.

           22. ADDITIONAL RENT. It is expressly agreed that Tenant will pay in addition to the Term Basic Rent, provided in Section 3 above, an additional rental to cover Tenant's Percentage, as defined in the Preamble, of the increased cost to Landlord, for each of the categories enumerated herein, over the Base Period Costs, as defined in the Preamble, for each of said categories.

                     (A) Operating Cost Escalation. If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located and Office Building Area for


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

           any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Tenant shall pay to Landlord as Additional Rent Tenant's Percentage, as hereinafter defined, of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: electric, gas, including fuel surcharges or adjustments with respect thereto, water sewer, and other utilities and heating, ventilating and air conditioning costs for the Building to include all leased and leasable areas (not separately billed or separately metered within the Building) and Common Facilities electricity, lighting, water, sewer and other utilities for the Building and Office Building Area (herein "Utility and Energy Costs"); personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Landlord upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire, rent liability and other insurance; trash removal; lawn care; snow removal; sums levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or reduction or control of motor vehicle traffic, or motor vehicle pollution; and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining Landlord's corporate existence; franchise taxes; and expenditures required to be capitalized for federal income tax purposes, unless aid expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included. As used in this Subsection 22(A), the Base Period Costs for Operating Costs shall be as defined in the Preamble.

                     (B) Tax Escalation. If during the Lease Term the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Tenant shall pay to Landlord as Additional Rent, Tenant's Percentage, as hereinafter defined, of all such excess Real Estate Taxes.

                           As used in this Subsection 22(B), the words and terms which follow mean and include the following:

                           (i) The Base Period Costs for "Real Estate Taxes" shall be as defined in the Preamble.

                           (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purpose hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided for, or in lieu of, or in addition to, a Real

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

           Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Tenant shall assume and pay to Landlord in full at the time of paying the Term Basic Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Term Basic Rent or Additional Rent or may be imposed on Landlord or on account of the letting or which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

                     (C) Lease Year. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Tenant shall pay to Landlord as Additional Rent for such period, an amount equal to Tenant's Percentage, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the base costs are established, Landlord reserves the right to calendarize billing and payment in order to establish operating consistency.

                     (D) Payment. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Landlord shall advise Tenant in writing of Tenant's Percentage with respect to each of the categories as estimated for the current Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to Landlord, and thereafter, Tenant shall pay as Additional Rent, Tenant's Percentage, as hereinafter defined, of the excess of these costs over the Base Period Costs for the then current period affected by such advise (as the same may be periodically revised by Landlord as additional costs are incurred) in equal installments of Monthly Basic Rent on the first day of each month, such new rates being applied to any months for which the Monthly Basic Rent shall .have already been paid which are affected by the Operating Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly Basic Rent, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 22(C) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months]. However, at Landlord's option, Landlord shall be reimbursed by Tenant monthly during the first Lease Year of the Lease Term for additional Operating Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

                     (E) Books and Records. For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, the loser of which arbitration shall be obligated to pay (or reimburse as the case may be) the reasonable legal fees of the winner. Pending resolution of said dispute, Tenant shall pay to Landlord the sum so billed by Landlord subject to its ultimate resolution as aforesaid.

                     (F) Right of Review. Once Landlord shall have finally determined said Operating, or Tax Costs at the expiration of a Lease Year, than as to the item so established, Tenant shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Tenant specifically waive any right to dispute any such charge at the


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           expiration of said six (6) month period.

                     (G) Occupancy Adjustment. If, with respect to Operating Cost Escalation, as established in Subsection 22(A) hereof, the Building is not ninety (90%) percent occupied during the establishment of the respective Base periods then the Base costs incurred with respect to said Operating Cost shall be adjusted during any such period within the Base period so as to reflect ninety (90%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the Base Period the Building is less than ninety (90%) percent occupied then the actual costs incurred for Operating Cost shall be increased during any such period to reflect ninety (90%) percent occupancy so that at all times after the Base Period the Operating Cost shall be actual costs, but in the event less than ninety (90%) percent of the Building is occupied during all or part of the Lease Year involved, the Operating Cost shall not be less than that which would have been incurred had ninety (90%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost is separately billed or metered or paid for directly by any Building tenant, to include but not be limited to Tenant, or for which Landlord receives reimbursements, said space be considered vacant space for purposes of the aforesaid adjustment.

           23.  TENANT'S ESTOPPEL.

                     (A) Tenant shall from time to time, within ten (10) days of Landlord's written request, execute acknowledge and deliver to Landlord a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Basic Rent and Additional Rent and charges have been paid; and, to the best of Tenant's knowledge, whether or not Landlord is in default hereunder, and if so, specifying the nature of the default and nay such other reasonable information as Landlord may request. It is intended that any such statement delivered pursuant to this Section may be relied on by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.

                     (B) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent;
           (ii) not more than one month's Monthly Basic Rent payment has been paid in advance; (iii) there are no such defaults; and, (iv) notices to Tenant shall be sent to Tenant's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, Tenant shall not be relieved of its obligation to deliver said statement.

           24. HOLDOVER TENANCY. If Tenant holds possession of the Premises after the Term of this Lease, Tenant shall become a tenant from month to month under the provisions herein provided, but at a Monthly Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Landlord to Tenant demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this
Section 24 shall not be subject to extension for Force Majeure.

           25. RIGHT TO SHOW PREMISES. Landlord may show the Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours or reasonable notice to Tenant.

           26.  LANDLORD'S WORK - TENANT'S DRAWINGS.


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                     (A) Landlord agrees that, at Landlord's expense, prior to
           the commencement of the Term of this Lease, it will do substantially all of the work in the Premises in accordance with Exhibit C attached hereto and made a part hereof. All of said Exhibit C work, whether paid for in whole or in part by Tenant, is and shall remain the Landlord's property.

                     (B) Lease Commencement shall occur and the Commencement Date is defined as that date when Landlord has done substantially all of the work to be done by Landlord in accordance with Exhibit C unless Landlord has been precluded from completing said work because of the prior occupancy by Tenant, which in any event shall be conditioned upon Landlord prior written approval. The delivery of a Certificate of Occupancy (temporary or permanent) by Landlord (if required pursuant to local law) shall be prima facie evidence that Landlord has done substantially all of the work.

           27.  INTENTIONALLY OMITTED.

           28. LATE CHARGES. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of five (5%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than five (5) days after the due date thereof for each monthly period of portion thereof that the same remains unpaid, such Late Charge to cover the extra expense involved in handling delinquent payments.

           29.  INSURANCE.

                     (A) Tenant's Insurance.

                               (1) Tenant covenants and represents, said
                     representation being specifically designed to induce Landlord to execute this Lease, that during the entire Term hereof, at its sole cost and expense. Tenant shall obtain, maintain and keep in full force and effect the following insurance:

                                   (a)  "All Risk" property insurance against
                     fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Tenant and or under Tenant's care, custody or control located in the Building or within the Office Building Area or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Landlord in connection with Exhibit C which is owned by Landlord) in an amount equal to the full replacement cost thereof.

                                   (b)  Comprehensive General Liability
                     Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability naming Landlord and Landlord's managing agent as additional insureds in an amount per occurrence of not less than Two Million and 00/100 ($2,000,000.00) Dollars combined single limit bodily injury and property damage.

                                   (c)  Business interruption insurance in such
                     amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant


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

                     pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building of Office Building Area as a result of such perils.

                                   (d)  Workers' Compensation insurance in form
                     and amount as required by law.

                                   (e)  Any other form or forms of insurance or
                     any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or round Landlords (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground Landlords said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                               (2) All insurance policies required pursuant to this Subsection 29(A) shall be taken out with insurers rated A+XV by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Landlord. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees or ground Landlords (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Tenant within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with a deductible not to exceed Five Thousand and 00/100 ($5,000) Dollars.

                               (3) In the event of damage to or destruction of the Building and/or Premises entitling Landlord or Tenant to terminate this Lease pursuant to Section 9 hereof, and if this Lease be so terminated, Tenant will immediately pay to Landlord all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Tenant's trade fixtures, equipment, furniture or other personal property of Tenant in the Premises) which have become Landlord's property on installation or would have become Landlord's property at the Term's expiration or sooner termination. If the termination of the Lease, at Landlord's election, is due to damage to the Building, and if the Premises have not been so damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Term's expiration, Landlord's property.

                               (4) Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) in or upon the Premises or within the Building or Office Building Area any article which may be prohibited by an insurance policy in force from time to time covering the Building or Office Building Area. In the event Tenant's occupancy or conduct of business in or on the Premises or Building or Office Building Area, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building or Office Building Area, Tenant shall pay such increase in premiums as Additional Rent within ten
           (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use and occupancy a schedule issued by the organization computing the insurance rate on the Building or Office Building Area showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, Office Building Area or Premises.

                               (5) If any insurance policy carried by Landlord or Tenant shall be canceled


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

           or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Office Building Area or Building or any part thereof by Tenant or any assignee or Subtenant of Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (I) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to said cancellation or reduction becoming effective, Tenant shall be in default hereunder and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

                     (B) Landlord's Insurance. Landlord covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Subsection 29(A)(1)(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground Landlord (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Term Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Term Basic Rent and Additional Rent during, at the minimum, one Calendar Year hereunder, Landlord may, but shall not be obligated to take out and carry any other forms of insurance as it or the mortgagee or ground Landlord (if any) of Landlord may require or reasonably determine available. All insurance carried by Landlord on the Building or Office Building Area shall be included as an Operating Expense pursuant to Subsection 22(A). Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Section 35 and the provisions of Subsection 29(A) as to Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Tenant's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Landlord) of Tenant under this Lease and Landlord shall not, except as to the aforesaid Exhibit C items owned by Landlord, be obligated to repair any damage thereto or replace the same.

                     (C) Waiver of Subrogation. Any all risk policy or similar casualty insurance, which either party obtains in connection with the Premises, Building or Office Building Area shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

           30. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

           31. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant pays the Term Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premiss for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

           32. INDEMNITY. Tenant shall indemnify and save harmless Landlord and its agents against and from (a)


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any and all claims (i) arising from (x) the conduct or management by Tenant, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resists and defend such action or proceeding. The provisions of this Section 32 shall survive the expiration or earlier termination of this Lease.

           33. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Landlord" as used in this Lease means only the owner, a mortgagee in possession or a term Tenant of the Building, so that in the event of any sale of the Building or of any lease thereof or if a mortgagee shall take possession of the Premises, Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term Tenant of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

           34. PARKING SPACES. Tenant's occupancy of the Demised Premises shall include the use of those assigned parking spaces as enumerated in the Preamble. Tenant shall, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of Tenant, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord such reasonable penalty as may be fixed by Landlord from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area.

           35. LANDLORD'S EXCULPATION. Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including, but not limited to (i) that arising from the negligence of Landlord (excluding gross negligence), its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Premises and/or the Building and Office Building Area including the structural and nonstructural portions thereof; or (ii) loss of a injury to Tenant or to Tenant's property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Landlord is obligated to furnish pursuant to this Lease; or (iv) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (v) any interruption to Tenant's business, however occurring.

                  The aforesaid exculpatory Section is to induce the Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease), thereby permitting potential cost savings in connection with the Operating Expenses borne by Tenant pursuant to Section 22.

           36. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other


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

provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the reminder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

           37. BROKER. Tenant represents and warrants to Landlord that the Broker, as defined in the Preamble, is the sole broker with whom Tenant has negotiated in bringing about this Lease, and Tenant agrees to indemnify and hold Landlord and it mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction. Landlord shall be responsible for making the commission payment to the Broker, as defined in the Preamble, in accordance with a separate agreement by and between Landlord and Broker.

           38. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

           39. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

           40. DEFINITIONS.

                     (A) Tenant's Percentage. The parties agree that Tenant's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Tenant (including an allocable share of all Common Facilities) as set forth in Section 1 [the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator], measured outside wall to outside wall but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings in this Office Building Area for such purposes as Landlord may deem appropriate and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 22(A) or any utility provided for in Subsection 22(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 22(H). Tenant understands that as a result of changes in the layout of the Common Facilities from time to


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

           time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

                     (B) Common Facilities. Common Facilities shall include, by way of example and not by way of limitation, the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Tenant's use of those Common Facilities not open to all tenants is subject to Landlord's consent which may be denied for any reason. Landlord may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Landlord.

                     (C) Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Section 24, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

                     (D) Building Hours. As used in this Lease, the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 2:00 p.m., excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Landlord's sole judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area.

                     (E) Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

           41. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever, including Landlord's negligence, cannot deliver possession of the Premises as provided for the Subsection 26(A) to Tenant at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that rent, the Lease Term shall be for the full term as specified above to commence from and after the date Landlord shall have delivered possession of the Premises to Tenant or from the date Landlord would have delivered possession of the Premises to Tenant but for Tenant's failure to timely supply to Landlord such drawings and/or information required by Exhibit C or for any other reason attributable to Tenant (herein the "Commencement Date") and to terminate midnight of the day immediately preceding the Term anniversary of the Commencement Date, and if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. Nothing contained herein shall be deemed to modify the commencement of the Lease Term as set forth in the Preamble and Tenant's obligations hereunder if Landlord is unable to deliver the Demised Premises on the Commencement Date by reason of Tenant's failure to comply with the requirements of Subsection 26(B).

           42. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been


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duly given only if delivered personally or sent by registered mail, certified mail in a postpaid envelope, by facsimile or by overnight mail addressed, if to Tenant, at the above described Building; if to Landlord, at Landlord's address as set forth above; or, to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

           43. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

           44. EFFECT OF WAIVERS. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Monthly Basic Rent during the continuance of any such breach, shall constitute a waiver of any such covenant, term or condition. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

           45. LEASE CONDITION. This Lease is expressly conditioned upon Landlord receiving the consent and approval of Landlord's mortgage to its terms and provisions not later than thirty (30) days after its execution and delivery by both parties. Should said consent not be received within the aforesaid time period. Landlord may, at Landlord's sole option, cancel this Lease and return any Term Basic Rent and/or Security Deposit to Tenant, which Tenant has deposited with Landlord upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

           46. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

           47. LANDLORD'S RESERVED RIGHTS. Landlord and Tenant acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Landlord, Tenant, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter Tenant's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Landlord reserves unto itself all rights not granted Tenant, including by way of example and not by way of limitation, the right to change the name by which the Building is commonly known.

           48. CORPORATE AUTHORITY. If Tenant is a corporation. Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

           49. GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restricted on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Landlord, and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

           50. RELOCATION. Landlord hereby reserves the right at any time during the Term of this Lease, however, not more than one time during the Term of this Lease, at its sole cost and expense and on at least sixty (60) days' prior written notice, to relocate Tenant to other space within the Building, or to relocate Tenant to other space within the building located at 3 Garret Mountain Plaza, West Paterson, New Jersey, of comparable size and decor. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated premises. In such event, this Lease and each and all of the terms, covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that the description of the Premises shall be revised and, if applicable, Tenant's Percentage shall likewise be revised.

           52. AFTER-HOURS USE. Tenant shall be entitled to make use of the Building's central HVAC service beyond the Building Hours, at Tenant's sole cost and expense, provided Tenant shall notify the Landlord during business hours at least twenty-four (24) hours prior to such desired overtime use. It is understood and agreed that Tenant shall pay the sum of sixty ($60.00) dollars per hour on part thereof, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase of the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested against the Base Utility Rate, as defined in Preamble Paragraph (2)(A).

                     In no event shall the Tenant pay less than the sum of thirty ($30.00) dollars per hour or part thereof for such overtime use .





           IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     GARRET MOUNTAIN OFFICE CENTER
                                     ASSOCIATES-I, Landlord
                                     by:       Mountain Development Corp.
                                               Managing Agent


                                     by:       [SIGNATURE APPEARS HERE]
                                               ------------------------------
                                               its authorized representative

                                     NORTH AMERICAN INTEGRATED MARKETING,
                                     INC., Tenant


                                     by:       [SIGNATURE APPEARS HERE]
                                               ------------------------------
                                               its authorized representative

                                 EXHIBIT A
                               DEMIRED PREMISES

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B
                             RULES AND REGULATIONS

           1. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

           2. No awnings or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

           3. No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord, which shall not be unreasonably withheld. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants, violating this rule. Interior signs and lettering on doors and the directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

           4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

           5. No showcases or other articles shall be put in front of or affixed to any part of the exteriors of the Building, nor placed in the halls, corridors or vestibules.

           6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designated or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuses of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

           7. No tenant shall, in any way deface any part of the Demised Premises or the Building unless the prior consent of Landlord has been granted, which consent shall not be unreasonably withheld. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builders deadening felt shall be first affixed to the floor, by a paste or other materials, soluble in water, the use of cement and other similar adhesive material being expressly prohibited.

           8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

           9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgement of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any others space in the Building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

           10. Tenant, its servants, employees, agents, visitors or licensees, hall at no time bring or keep upon the Demised Premises any explosive fluid, chemical or substance, no any inflammable or combustible objects or materials except the minimal amounts of flammable or combustible materials found in normal office equipment.

           11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to landlord the cost thereof.

           12. All removals from the Demised Premises or the Building, or the moving or carrying in or out of the Demised Premises or the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and using such elevators as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building or the Demised Premises must be made only through Building entrances specified for such deliveries by Landlord. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 12 or Rule 16 hereof.

           13. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotic, dope, tobacco in any form, or as a barber, beauty or manicure Shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises or any party thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

           14. Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenant shall not purchase or contract for waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from contractors, companies or persons approved by the Landlord.

           15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

           16. Landlord reserves the right to exclude from the Building during hours other than Regular Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by landlord. All persons entering and/or leaving the Building during hours other than Regular Business Hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant request same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

           17. Tenant, before closing and leaving the Demised Premises at any time, shall see that all lights are turned out. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

           18. Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

           19. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

           20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work to do anything outside of their regular duties, unless under special instructions from Landlord.

           21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

           22. There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, either by any Tenant or by jobbers or any others, in the moving or delivery ore receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person, shall be made without at least 24 hours' prior written notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor of floor covering) adequate masonite or plywood sheets covering all lobby, corridor, public hall and other public area floors of the Building (whether carpeted or terrazzo) over which such move or delivery shall take place.

           23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Demised Premises except as is expressly permitted in the foregoing Lease.

           24. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's ray fall directly on the windows of the Demised Premises. Tenant shall not permit, to the best of its ability, the heating, air conditioning and ventilation system to become blocked by Tenant's curtains, drapes or other installations.

           25. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

           26. Tenant shall not permit its personnel, agents or visitors to litter any public areas of the Building or the land or improvements on the land on which the Building is located (including, without limitation, the walkways and parking areas located thereon), and Tenant shall be responsible to, and shall pay Landlord for the cost of removal of such litter within 10 days of notice thereof by Landlord.

           27. Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

                                   EXHIBIT C
                                LANDLORD'S WORK

Landlord shall remove those certain partitions and construct new partitions according to the attached plan (see below).

Landlord shall install a plenum air-conditioning unit to serve Tenant's computer room.

Landlord shall install additional dedicated electrical outlets in Tenant's computer room.

Landlord shall paint the premises and install new carpet where needed (if at all) based upon demolition.

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT D
                               CLEANING SERVICES
                               -----------------

   SPECIFICATIONS FOR THREE GARRET MOUNTAIN PLAZA, WEST PATERSON, NEW JERSEY

NIGHTLY Five (5) nights per week, Monday through Friday, excluding holidays.
-------
           Empty and damp wipe all ashtrays.

           Empty and dust wipe all waste receptacles.

           Place waste in bags furnished by cleaner and leave in designated area.

           Remove recycled waste to designated area.

           Empty, clean, and refill smoking urns as needed.

           Dust all areas within hand high reach, including window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, radiators, pictures, and all manner of office furniture.

           Sweep with treated cloths all composition tile flooring.

           Vacuum all carpeted areas, spot clean carpet - public areas.

           Sweep and wash stone floor of the entrance lobby.

           Vacuum or wash walk-off mats as necessary.

           Remove finger marks where possible from painted walls, partitions, and doors.

           Clean interior surfaces of elevator cabs and wash and wax composition tile flooring, or vacuum and spot clean carpet.

           Wash clean all water fountains and coolers, emptying waste water as necessary.

LAVATORIES
----------
           Wash and dry all bowls, seats, urinals, washbasins, and mirrors.

           Wash and dry all metal work.

           Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

           Damp wipe exterior of waste cans and dispensing units and insert plastic liners.

           Sweep and wash floors.

           Dust all sills, partitions, and ledges.

           Insert toilet tissue, toweling, seat covers, and soap dispensers. Materials to be furnished by Ogden Allied.

           LAVATORIES                                            FREQUENCY
           ----------                                            ---------

           Wash booth partitions.                                Weekly

           Wash tile walls.                                      Monthly

           Wash interior of waste cans and
           sanitary disposal containers.                         Monthly

           HIGH DUSTING
           ------------

           High dust all walls, ledges, pictures,
           thermostats and registers not reached
           in normal nightly cleaning.                           Quarterly

           VENETIAN BLINDS
           ---------------

           Dust all Venetian blinds.                             Semi-Annually

           STAIRWAYS
           ---------

           Police stairways.                                     4 x's Week

           Wash all stairways.                                   Weekly

           Sweep stairways.                                      Monthly

           ELEVATORS & ESCALATORS
           ----------------------

           Clean elevator saddles.                               Daily

           DAY SERVICES
           ------------

           Police all public areas and toilets.                  Daily

           Refill toilet room dispensers.                        Daily

           Wash entrances doors.                                 Daily

           Wash glass side panels.                               Weekly

                                   EXHIBIT E

                               BUILDING HOLIDAYS
                               -----------------


                                    Holidays
                                    --------

                              President's Birthday
                                  Memorial Day
                                Independence Day
                                    Labor Day
                                Thanksgiving Day
                             Day after Thanksgiving
                                  Christmas Day
                                  New Years Day



                                   EXHIBIT F

                          CYTEC INDUSTRIES INC. SPACE
                          ---------------------------

                           [FLOOR PLAN APPEARS HERE]